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                                 AMENDMENT NO. 5

     This Amendment No. 5 dated as of February 28, 2003 ("Agreement") is among Landry's Restaurants, Inc., a Delaware corporation (the "Borrower"), the lenders from time to time party to the Credit Agreement described below ("Lenders"), and Bank of America, N.A., as administrative agent for the Lenders ("Administrative Agent").

                                  INTRODUCTION

     A. The Borrower, the Administrative Agent, and the Lenders are parties to the Credit Agreement dated as of June 28, 2000, as amended by Amendment No. 1 and Consent dated as of October 17, 2000, Amendment No. 2 dated as of February 22, 2002, Amendment No. 3 dated as of July 30, 2002, and Amendment No. 4 dated as of November 25, 2002 (as so amended, "Credit Agreement").

     B. The Borrower has requested that the Lenders agree to (i) make certain amendments to the Credit Agreement in connection with the purchase by the Borrower, through a Non-Recourse Subsidiary of the Borrower, of a 178-room Holiday Inn Hotel located in Galveston, Texas (the "Hotel") for a purchase price of $14,500,000, made up of $2,750,000 in cash and the assumption of $11,750,000 of debt secured by the Hotel and (ii) permit up to $15,000,000 of secured or unsecured purchase money debt for asset purchases outside the ordinary course of business.

     C. Subject to the terms hereof, the Lenders party to this Agreement agree to the amendments contained herein.

     THEREFORE, the Borrower, the Administrative Agent, and the Lenders hereby agree as follows:

     Section 1. Definitions. Unless otherwise defined in this Agreement, terms used in this Agreement which are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.

     Section 2.   Amendment. The Credit Agreement shall be amended as follows:

     (a) In Section 1.01, the following definitions shall be added in alphabetical order:

          "Holiday Inn Hotel" means the 178-room Holiday Inn Hotel located at 5002 Seawall Blvd., Galveston, TX 77551 in Galveston, Texas and owned by a Non-Recourse Subsidiary.

          "Holiday Inn Indebtedness" shall have the meaning given such term in
     Section 7.01(l).

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          "Non-Ordinary Course Purchase Money Indebtedness" shall have the meaning given such term in Section 7.01(m).

     (b)  Section 6.13 shall be amended to read in its entirety as follows:

     6.13 New Subsidiaries. Within 30 days after the creation of any new Subsidiary, other than a Non-Recourse Subsidiary that owns the Headquarters Building, any Non-Recourse Subsidiary that has Indebtedness the Liens securing which are permitted under Section 7.02(j), and the Non-Recourse Subsidiary that owns the Holiday Inn Hotel, or the investment in a venture permitted by this Agreement, Borrower will cause (a) such Subsidiary, if it is a domestic Subsidiary to execute and deliver to each Lender a Guaranty and such evidence of corporate authority to enter into such Guaranty as Administrative Agent may reasonably request and (b) the stockholder or other equity holder of such Subsidiary or such interest in such venture to execute a Pledge Agreement pledging 100%, in the case of a domestic Subsidiary or venture, or 65%, in the case of a foreign Subsidiary or venture, of the Borrower's and its Subsidiaries' interests in the capital stock or other equity interests of such new Subsidiary or venture and such evidence of corporate authority to enter into such Pledge Agreement as Administrative Agent may reasonably request, along with share certificates pledged thereby and appropriately executed stock powers in blank.

     (c)  Section 7.01(c) shall be amended to read in its entirety as follows:

          (c) Unsecured Indebtedness (i) which does not exceed $10,000,000 in the aggregate at any time and (ii) which, when combined with the Holiday Inn Indebtedness and any Indebtedness which is secured by Liens permitted under Sections 7.02(d) or 7.02(j), does not exceed $35,000,000;

     (d)  Section 7.01 shall be amended to add the following clauses (l) and
(m) in alphabetical order, and the existing clause (l) shall become clause (n):

          (l) Indebtedness of a Non-Recourse Subsidiary (i) which does not exceed $11,750,000 in the aggregate at any time and (ii) which was assumed by such Non-Recourse Subsidiary in connection with its acquisition of the Holiday Inn Hotel (the "Holiday Inn Indebtedness")

          (m) Indebtedness of the Borrower (i) which does not exceed $15,000,000 in the aggregate at any time and (ii) which is incurred for the purpose of financing all or any part of the cost of acquiring any property (the "Non-Ordinary Course Purchase Money Indebtedness"); and

     (e)  Section 7.02 shall be amended to add the following clauses (k) and
(l) in alphabetical order:

          (k) Liens granted by a Non-Recourse Subsidiary securing the Holiday Inn Indebtedness so long as such Liens (i) secure only the Holiday Inn Indebtedness and (ii) extend only to the Holiday Inn Hotel, the real estate, fixtures, appurtenances, and building equipment related to the Holiday Inn Hotel, and other customary mortgage financing collateral related to the Holiday Inn Hotel and related real estate; and

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          (l)  Liens granted by the Borrower securing the Non-Ordinary Course
     Purchase Money Indebtedness so long as (i) each such Lien (A) secures only the Non-Ordinary Course Purchase Money Indebtedness and (B) attaches solely to the property acquired or financed in such transaction, and (ii) the principal amount of the Non-Ordinary Course Purchase Money Indebtedness secured by each such Lien does not exceed 100% of the cost of such property acquired or financed.

     (f)  Section 7.05(e) shall be amended to read in its entirety as follows:

          (e) Investments of Borrower or any wholly owned Subsidiary of Borrower in any of Borrower's Non-Recourse Subsidiaries or non-wholly owned Subsidiaries or Affiliates or in other Persons, in each case in substantially the same Lines of Business as Borrower and its Subsidiaries in an aggregate amount not to exceed $75,000,000 at any one time outstanding; provided that (i) any Investments in a Non-Recourse Subsidiary which owns the Holiday Inn Hotel shall be limited to $2,000,000, plus the $2,750,000 cash portion of the purchase price of the Holiday Inn Hotel, and
     (ii) up to $7,500,000 (less the aggregate amount of Acquisitions, allowed under Section 7.11(b), of Persons or businesses not in substantially the same Lines of Business as the Borrower and its Subsidiaries) of the foregoing Investments may be in Affiliates or in other Persons not substantially in the same Lines of Business as Borrower and its Subsidiaries; and

     Section 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

     (a) the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the date of this Agreement;

     (b) (i) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and

     (c) as of the effectiveness of this Agreement, no Default or Event of Default has occurred and is continuing.

     Section 4. Effectiveness. This Agreement shall become effective as of the date of this Agreement, and the Credit Agreement shall be amended as provided in this Agreement, upon the occurrence of the following conditions precedent:

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     (a)  the Borrower shall have delivered duly and validly executed originals of this Agreement to the Administrative Agent and the Requisite Lenders and the Administrative Agent shall have executed and delivered this Agreement;

     (b) the representations and warranties in this Agreement shall be true and correct in all material respects;

     (c) the Administrative Agent shall have received a duly executed reaffirmation of each Guaranty by a Subsidiary of the Borrower in form and substance satisfactory to the Administrative Agent;

     (d) the Borrower shall have paid to the Administrative Agent and to each Lender which executes this Agreement on or prior to February 28, 2003 the fees and expenses payable to them pursuant to any oral or written agreement between the Borrower and the Administrative Agent; and

     (e) the Borrower shall have paid all invoiced and outstanding fees and expenses of legal counsel to the Agent.

     Section 5.   Effect on Loan Documents.

     (a) Except as amended herein, the Credit Agreement and the Loan Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Administrative Agent's or Lenders' rights under the Loan Documents, as amended, including the waiver of any Default or Event of Default, however denominated.

     (b) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a Default or Event of Default under other Loan Documents.

     Section 6. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     Section 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.

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